Exhibit 5.1

Linklaters LLP
One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE

The Directors
Vodafone Group Plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN

31 July 2017

Ladies and Gentlemen:

Vodafone Group Plc (the “Issuer”)

Registration Statement on Form F-3 in respect of debt securities (the “Debt Securities”), debt warrants (the “Debt Warrants”), preference shares (the “Preference Shares”), equity warrants (the “Equity Warrants”) and ordinary shares (the “Ordinary Shares” which, together with the Debt Securities, Debt Warrants, Equity Warrants and Preference Shares, are referred to herein as the “Securities”)

1                                      This opinion is furnished to you in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on 31 July 2017. We have acted as your English legal advisers in connection with the registration of the Securities under the United States Securities Act of 1933 (the “Securities Act”).

2                                      This opinion is limited to English law as applied by the English courts and on the basis of our understanding of current United Kingdom HM Revenue and Customs (“HMRC”) practice (which may not be binding on HMRC), in each case in effect on the date of this opinion. It is given on the basis that it will be governed by, and construed in accordance with, English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3                                      For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4                                      We have assumed that:

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4.1                            all relevant documents are within the capacity and powers of, have been validly authorised by, and have been or will be validly executed and delivered by, each of the respective parties thereto other than the Issuer;

4.2                            each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.3                            all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Securities will be completed, authenticated and issued as provided in the Indenture;

4.4                            the meeting of the Board of Directors of the Issuer held on 24 January 2017 (in respect of which a certified copy of the Minutes has been supplied to us) was duly convened and constituted, a quorum was present and acting throughout and the resolutions referred to in the Minutes were duly and validly passed and have not been amended, modified or rescinded;

4.5                            the terms of any series of Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the prospectus dated 31 July 2017 (the “Prospectus”) included in the Registration Statement or any other document which would affect the content of this opinion; and

4.6                            each issue of Securities will be duly authorised and in respect of each issue of Ordinary Shares, Equity Warrants or Preference Shares, the Issuer will have sufficient authorised but unissued share capital and the directors of the Issuer will have been granted the necessary authority to allot the relevant Securities.

5                                      Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualification in paragraph 8 below and to any matters not disclosed to us, we are of the following opinion:

5.1                            The Issuer is a public limited company duly incorporated in England and Wales under the Companies Act 1985.

5.2                            The Issuer has corporate power to enter into and perform its obligations under the Indenture and the Securities Depositary Agreement and to issue and perform its obligations under the Securities.

5.3                            The Issuer has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture, the Securities Depositary Agreement and the Securities and, provided that each Security is executed as provided in the relevant resolutions authorising the relevant issue of Securities and the Articles, the Issuer will have validly executed and delivered the Securities.

5.4                            When the Ordinary Shares and the Preference Shares are issued and delivered against payment therefor as contemplated in the Registration Statement and in conformity with the Articles and so as not to violate any applicable law, such Ordinary Shares and Preference Shares will be validly issued and fully paid up and no further contributions in respect of such Ordinary Shares and Preference Shares when issued as contemplated in the Registration Statement will be required to be made to the Issuer by the holders thereof, by reason solely of their being such holders.

5.5                            The statements of United Kingdom law and HMRC practice contained in the Registration Statement under the heading “Taxation — United Kingdom Taxation”, insofar as such statements purport to summarise certain tax laws of the United Kingdom or HMRC practice, were, at the date of the Registration Statement, a correct summary in all material respects of the matters set out therein.

6                                      We express no opinion as to the compliance or otherwise with (i) the financial limitations on borrowings or covenants by the Issuer contained in the Articles and (ii) the limitations on the maximum aggregate principal amount of Securities which may be issued by the Issuer as contemplated by the Registration Statement.

7                                      This opinion is given on the basis of English law in force, and as it affects the obligations under the Indenture and/or the Securities, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to the opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8                                      This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any purpose or quoted or referred to in any public document or filed with anyone without our express consent.

9                                      We hereby consent to the filing of this opinion as an exhibit to, and the reference to us made under the captions “Taxation” and “Validity of Securities” in, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1                                      A certified copy of the Articles of Association of the Issuer in force as at the date of this opinion (the “Articles”).

2                                      A certified copy of certain resolutions passed by the Board of Directors of the Issuer on 24 January 2017 (the “Minutes”).

3                                      A copy of certain resolutions passed at the Annual General Meeting of the shareholders of the Issuer held on 28 July 2017.

4                                      Registration Statement dated 31 July 2017 including the form of Prospectus relating to the Securities.

5                                      Indenture dated 10 February 2000 (the “Indenture”) between the Issuer and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Issuer, The Bank of New York and Citibank, N.A.).

6                                      The securities depositary agreement dated 10 February 2000 (the “Securities Depositary Agreement”) between the Issuer and The Bank of New York Mellon (as successor book-entry depositary to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Issuer, The Bank of New York and Citibank, N.A.).